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                                                                    Exhibit 3.2

         CERTIFIED EXTRACT OF THE MINUTES of a meeting of the Board of Directors of TEMBEC INC. (the "Company") duly held on March 24, 2003.
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         "WHEREAS Tembec Industries Inc. ("Industries") issued on March 14, 2003
U.S.$100,000,000 of Senior Notes due June 30, 2009 ("Notes") by a 144A Private Placement and is considering following that issue with an exchange offer made pursuant to the multi-jurisdictional disclosure system ("MJDS"), which would be guaranteed by the Company.

         WHEREAS if such an exchange offer is made, Industries will issue new notes in exchange for some or all of the Notes originally issued and such new notes shall be on terms substantially identical to the terms of the Notes originally issued and shall be included in the term "Notes" in lieu of the Notes for which they are offered or exchanged as appropriate to give effect to these resolutions and accomplish the exchange offer.

         RESOLVED:

Exchange and Registration Rights Agreement

         THAT the execution on behalf of the Company by the Executive Vice President, Finance and Chief Financial Officer of the Company of an exchange and registration rights agreement dated March 14, 2003 (the "Exchange Agreement") among the Company, Industries and Goldman, Sachs & Co. and providing for exchange of Notes in an exchange offer pursuant to a registration statement on the appropriate form under United States Securities Act of 1933, as amended, be and it is hereby approved, confirmed and ratified and such Exchange Agreement be and it is hereby approved, confirmed and ratified;

Exchange Offer

         THAT Frank A. Dottori and Michel Dumas and any two or more directors, as required by law, of the Company (the "Authorized Officers") be, and each of them hereby is, authorized to prepare and file with the securities commission of the Provinces, or cause to be prepared and filed, (i) a preliminary prospectus and a final prospectus (collectively, the "Canadian Prospectus"), substantially in the form of the draft preliminary prospectus submitted to the directors, prepared in connection with the distribution of the Notes, qualifying the distribution of the guarantee of the Exchange Notes and the Exchange Offer, together with such exhibits and other documents as they or any of them may deem necessary, appropriate or desirable, all in such form as they or any of them shall approve, the execution thereof and the receipt of such approval, and (ii) such amendments, including post-effective amendments, to the Canadian Prospectus, together with such additional exhibits and other documents, as they or any of them may deem necessary, may become and remain effective with respect to the distribution of the Exchange Notes under the securities laws of each such Province, and to pay any and all fees and expenses incurred in connection therewith;


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                                      -2-

         THAT the Authorized Officers be, and each of them hereby is, authorized to prepare and file with the U.S. Securities and Exchange Commission (the "Commission"), or cause to be prepared and filed (i) a registration statement (the "Registration Statement") on the appropriate form under the Securities Act, with respect to the Exchange Offer, together with such exhibits and other documents as they or any of them may deem necessary, appropriate or desirable, all in such form as they or any of them shall approve, the execution thereof and the filing thereof with the Commission by the persons executing the same constitute conclusive evidence of such approval covering the registration of the guarantee of the Notes and the Exchange Offer, and (ii) such amendments, including post-effective amendments, to the Registration Statement, together with such additional exhibits and other documents, as they or any of them may deem necessary, appropriate or desirable in order that the Registration Statement, as amended, may become and remain effective, and to pay any and all fees and expenses incurred in connection therewith;

         THAT the Authorized Officers be, and each of them hereby is, authorized in the name and on behalf of the Company, to execute and deliver the Registration Statement, the Canadian Prospectus and/or the Registration Statement in such form and with such additions and changes thereto as the Authorized Officer executing the Registration Statement or the Canadian Prospectus shall deem necessary, appropriate or desirable, such determination to be conclusively evidenced by such Authorized Officer's execution or delivery thereof;

         THAT the appointment of Kronish, Lieb, Weiner & Hellman LLP as agent for service of process on behalf of the Company is hereby authorized and approved;

Additional Acts And Documents

         THAT any one director or officer of the Company be and he is hereby authorized and directed, for and on behalf of the Company, to sign all documents and to do such other things as he may, in his sole discretion, consider necessary, appropriate or useful so as to give effect to the present resolutions."

                          ----------------------------

         I, the undersigned, Secretary of the Corporation, hereby certify the foregoing to be a true extract of the minutes of a meeting of the Board of Directors of the Company held on March 24, 2003.

         Certified this 24th day of March, 2003.



                                            (s) Claude Imbeau
                                            -----------------------------------
                                            Claude Imbeau, Secretary